Exhibit 99.1

(1) (1) (2) Note: Units and system-wide sales represent global figures. (1)See Appendix for Adjusted EBITDA and Adjusted Free Cash Flow reconciliations. (2)June 15, 2020 issue of Nation’s Restaurant News

March 2021

Exhibit 99.1

March 2021

DINE BRANDS
GLOBAL INC.


Applebee's
Neighborhood Grill & Bar
Welcome Back!
Applebee's Delivery
APPLEBEES.COM

INVESTOR PRESENTATION

MARCH 3, 2021

DINE BRANDS

GLOBAL INC. DISCLOSURES

"Dine Brands", "Company", "us" and "our" refer to Dine Brands Global, Inc. and its direct and indirect subsidiaries. The content of this presentation is as of March 3, 2021. The Company assumes no obligation to update or supplement this information. Statements contained in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as "may," "will," "would," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "plan," "goal" and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: uncertainty regarding the duration and severity of the ongoing COVID-19 pandemic and its ultimate impact on the Company; the effectiveness of related containment measures; general economic conditions; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; our dependence on our franchisees; the concentration of our Applebee's franchised restaurants in a limited number of franchisees; the financial health of our franchisees; our franchisees' and other licensees' compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands' reputation; possible future impairment charges; the effects of tax reform; trading volatility and fluctuations in the price of our stock; successfulimplementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; natural disasters, pandemics, epidemics, or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in the Corporation's Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Corporation's other filings with the Securities and Exchange Commission. The forward-looking statements contained in this presentation are made as of the date hereof and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.This presentation is intended only for the use of the person(s) to whom it is presented and/or delivered by Dine Brands. It may not be reproduced (in whole or in part) nor may its contents be divulged to any other person or affiliate without the prior written consent of Dine Brands. This presentation contains references to Dine Brands' trademarks and service marks. Solely for convenience, trademarks and trade names referred to in this investor presentation may appear without the ® or SM symbols, but such references are not intended to indicate, in any way, that Dine Brands will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.


IHOP
24


IHOP
DINE BRANDS
Applebee's

HIGHLIGHTS

- During a very challenging year our franchisees, team members and restaurant teams rose to the challenge.
- We implemented cleanliness standards to enhance the safety and well-being of our teams and guests.
- Dine moved swiftly to right size our business response to the decline in revenue by reducing costs, strengthening our balance sheet, and lowering capital spending.
- During 2020 we invested in innovation, virtual brands, ghost kitchens, new menu items, digital capabilities and further supported people, training and restaurant operations.

FISCAL YEAR 2020

FISCAL 2020: **COMPANY SUMMARY**

OPERATING EBITDA	TOTAL REVENUE	FREE CASH FLOW
$159M[1]	$689M	$107M[1]
Compared to $273.5M for 2019	Compared to $910M for 2019	Compared to $155.2M for 2019

FISCAL 2020: **BRAND SUMMARY**

RESTAURANT SALES		OFF-PREMISE SALES		INNOVATION
Applebee's	IHOP	Applebee's	IHOP	Burritos & Bowls
-22.4%	-32.8%	133.3%	130.4%	Cosmic Wings
				Fly By

Decreases mainly due to a significant decrease in guest traffic due to government measures to stem the spread of COVID-19 leading to declines in both revenues and gross profit.

Note: Units and system-wide sales represent global figures.

[1]See Appendix for Adjusted EBITDA and Adjusted Free Cash Flow reconciliations.

[2]June 15, 2020 issue of Nation's Restaurant News

IHOP Founded 1958 | Applebee's Founded 1980

3,483
Total Restaurants

$5.4 BILLION
In system-wide sales as of 2020

#1[2]
In U.S. Family and Casual dining

98%
Asset-light franchised business model with significant scale

International presence
Key Markets: Canada, Latin America, Mexico, Middle East

$689M 2020 Revenue | **$159M** 2020 Adj. EBITDA

Meaningful off-premise relevance at both brands

Dine Brands Investment Merits



March 2021

Our Fundamentals Remain Strong Despite the Impact of the Pandemic

Growth Opportunities

Navigate the Crisis

Win the Recovery,
Win the "New Normal"

Evaluate Long-Term
Growth Vehicles


TO GO
TO GO
TO GO


March 2021
Applebee's
GRILL + BAR
IHOP
DINE
BRANDS

OUR COMPANY. OUR BRANDS.

MARCH 3, 2021



Appendix

March 2021

Adjusted EBITDA Reconciliation

Reconciliation of Net (Loss) to Adjusted EBITDA

($ in millions)	Twelve Month Period Ended January 3, 2021
Reconciliations:	
Net (Loss) Income, as reported	($104.0)
Impairment and closure charges	$132.6
Interest charges on finance leases	$6.6
All other interest charges	$70.3
Income tax provision (benefit)	($4.6)
Depreciation and amortization	$42.8
Non-cash stock-based compensation	$12.5
Loss on Extinguishment of Debt	-
(Gain) loss on disposition of assets	$2.1
Other	$0.4
Adjusted EBITDA	**$158.7**

Source: Dine Brands Global, Inc. data

Adjusted Free Cash Flow Reconciliation

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow

($ in millions)	**Fiscal Year 2021**
Cash flows provided by operating activities	$96.5
Receipts from notes and equipment contracts receivable	$21.0
Net additions to property and equipment	($10.9)
Adjusted free cash flow	**$106.6**

Source: Dine Brands Global, Inc. data